UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2018

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 19, 2018, Neha Clark, Lifeway’s Chief Financial Officer, has departed Lifeway to pursue another business opportunity. Ms. Clark’s departure was not a result of any disagreement with Lifeway on any matter relating to its operations, policies, or practices.

Effective November 19, 2018, Lifeway has appointed Eric Hanson, 43, its Chief Accounting Officer, to the additional position of Chief Financial Officer. Mr. Hanson has served as our Chief Accounting Officer since May 2018, and as our Corporate Controller since July 2016. He also served as our interim Chief Financial Officer from May 2018 through August 2018. Prior to joining Lifeway, he served as Director of External Reporting for CPG International LLC in Skokie, Illinois from October 2014 through July 2016; and as Audit Manager for Deloitte & Touche, LLP in Chicago, Illinois from November 2012 through September 2014. He also held various senior financial positions with Crowe Horwath from 2003 through 2012, and has over 20 years of financial reporting experience. Mr. Hanson holds a Bachelor of Science in Finance from the University of Illinois.

In connection with Mr. Hanson’s appointment as Lifeway’s Chief Financial and Accounting Officer, we are currently negotiating the terms of an employment agreement with Mr. Hanson. Once executed, Lifeway will amend this Form 8-K to disclose the material terms and conditions of such agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     November 26, 2018

LIFEWAY FOODS, INC.
By:	/s/ Douglas A. Hass
Name: Douglas A. Hass Title: General Counsel and Assistant Corporate Secretary